UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2013 (January 2, 2013)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2013, the Board of Directors (the “Board”) of Alexza Pharmaceuticals, Inc. (the “Company”) elected J. Kevin Buchi as a director of the Company to fill a newly created seat on the Board. Mr. Buchi was elected for a term expiring at the Company’s 2013 annual stockholders’ meeting. The Company has not determined the committee or committees of the Board to which Mr. Buchi is expected to be named. A copy of the press release relating to Mr. Buchi’s appointment is attached hereto as Exhibit 99.1.

Mr. Buchi was Corporate Vice President, Global Branded Products at Teva Pharmaceutical Industries from October 2011 until May 2012. Mr. Buchi served as Chief Executive Officer of Cephalon, Inc. from December 2010 through its acquisition by Teva in October 2011. Mr. Buchi joined Cephalon in 1991 and held the positions of Chief Operating Officer and Chief Financial Officer before becoming its Chief Executive Officer. From January 2010 through December 2010, as Chief Operating Officer he managed the company’s global sales and marketing functions, as well as product manufacturing, business development and investor relations. From 2006 through 2010, Mr. Buchi served as Chief Financial Officer. At various times in his career at Cephalon, Mr. Buchi had oversight of corporate finance, accounting, information systems, facilities, human resources and administration. Mr. Buchi graduated from Cornell University with a B.A. in chemistry. He was a synthetic organic chemist for the Eastman Kodak Company before going on to obtain a Masters of Management from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Buchi currently serves on the Board of Directors of Stemline Therapeutics and Forward Pharma A/S. Previously, Mr. Buchi served on the Board of Directors of Lorus Therapeutics (Canada), Encysive Pharmaceuticals, Celator Pharmaceuticals and Mesoblast Limited (Australia).

In connection with his appointment, and pursuant to the Company’s previously adopted director compensation policy, the Company granted Mr. Buchi an option to purchase 20,000 shares of common stock at an exercise price of $5.13 per share, the closing price of the Company’s common stock on January 2, 2013. The option is subject to the terms and conditions of the Company’s 2005 Non-Employee Directors’ Stock Option Plan, as amended (the “Non-Employee Directors’ Plan”), and the Company’s standard forms of Option Grant Notice and Option Agreement for the Non-Employee Directors’ Plan, copies of which are filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (No. 333-130644). 1/48th of the shares subject to the option vest monthly over four years measured from the date of grant, assuming Mr. Buchi’s continued service on the Board for such periods.

In connection with Mr. Buchi’s election, Mr. Buchi and the Company also entered into an Indemnity Agreement in the same form as has previously been entered into with the Company’s other directors. The Indemnity Agreement generally requires the Company to indemnify Mr. Buchi against liabilities incurred in the performance of his duties to the Company to the maximum extent permitted by Delaware corporate law and the Company’s certificate of incorporation and bylaws. The Company’s standard form of Indemnity Agreement is filed as Exhibit 10.2 to its Current Report on Form 8-K filed on July 14, 2008.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 3, 2013, entitled “Alexza Pharmaceuticals Appoints J. Kevin Buchi to its Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: January 3, 2013

	By:	/s/ Mark K. Oki
Mark K. Oki Senior Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated January 3, 2013, entitled “Alexza Pharmaceuticals Appoints J. Kevin Buchi to its Board of Directors.”